Company Name Capital at Work Estimated Remaining Value
LyondellBasell Industries
(1)
$ 473 $ 2,888
Norwegian Cruise Line $ 731 $ 1,772
Momentive Performance Materials
(2)
$ 808 $ 1,254
Berry Plastics Group $ 190 $ 1,134
EP Energy $ 808 $ 1,054
Realogy $ 410 $ 965
Taminco $ 301 $ 833
Rexnord $ 231 $ 812
Athlon Energy $ 330 $ 781
Prestige $ 880 $ 781
Claire’s Stores
(2)
$ 436 $ 734
Sprouts $ 137 $ 655
($ in millions)
Note:    The table represents investments of Funds III through VII as of June 30, 2013 that are deemed by management to be material.  Investment vehicles managed by Apollo’s private equity funds may, from time to time, utilize financing arrangements for certain investments which could result in differences between (i) capital at work and invested capital, and (ii) estimated remaining fair value and actual fair value. This presentation may differ from fund level presentations.
(1) Includes all current investments in LyondellBasell across Fund VI and VII calculated by tracking all related cash flows.
(2) Investment is comprised of both debt and equity positions.
Exhibit 99.1